SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 18, 1998


                            STARWOOD FINANCIAL TRUST
             (Exact name of registrant as specified in its charter)




       Maryland                         1-10150                95-6881527
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
 of incorporation)                                          Identification No.)



1114 Avenue of the Americas, 27th floor
          New York, New York                                       10036
(Address of principal executive offices)                        (Zip Code)

Copy to:                     James B. Carlson
                           Mayer, Brown & Platt
                              1675 Broadway
                            New York, NY 10019


Registrant's telephone number, including area code:  (212) 930-9400

                      Angeles Participating Mortgage Trust
              (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         In response to comments received from the Securities and Exchange Commission, the Trust hereby amends Item 2. Acquisition or Disposition of Assets of the Trust's Current Report on Form 8-K dated March 18, 1998 (the "Current Report") by:

a. Deleting the table under the caption "Description of Contributed Assets" and inserting in lieu thereof the following:

The following is a summary description of the Assets contributed to the Trust in the Recapitalization Transactions as of March 18, 1998 (in thousands):



                                              Current       Original
                                              Number of     Balance of                             Original       Interest
Type of                      Underlying       Borrowers     Commitment    Balances       Ascribed  Maturities     Accrual
Loan/Borrower                Property Type    In Class      Amount        Outstanding    Value     Dates          Rates(4)
-------------                -------------    --------      ------        -----------    -----     -----          --------


Senior Mortgages             Office/Hotel/        8       $  502,114      $445,614       $449,796  1999-2004      Fixed: 8.97 to 16%
                               Mixed Use/                                                                         Variable: LIBOR+
                               Apartment                                                                          1.25 to 3.25%

Subordinated Mortgages        Office/Hotel        5          175,375       155,538        184,320  2002 to 2005   Fixed 10.0 to
                             Resort/Planned                                                                       15.25%
                              Communities

Opportunistic Mortgages      Office/Hotel/        2          166,644       132,427         81,057 1999 and 2007   6.0 to 7.0%
                               Apartment

Unsecured Notes               Office/Hotel        2           27,300        27,300         30,850 2002 and 2004   11.25% to 15.0%

Construction Loans              Assisted          2           92,390        85,471         91,985 1999 and 2004   12.0 to 12.5%
                             Living/Resorts

Real Estate Under                Hotels           1            N/A(3)        N/A(3)       195,470     N/A(3)      N/A(3)
  Long-Term Master Lease

Loan Participations             Various           3           22,656        22,534         13,660 1999 and 2000   Fixed: 7.13%
                                                                                                                  Variable: LIBOR+
                                                                                                                  .58 to 1.75%

Other Real Estate             Public bonds        2           43,150        43,150         47,532 2002 and 2007   12.5 to 12.75%
  Related Investments                        ----------                                ----------

         Total                                   25                                    $1,094,670
                                             ==========                                ==========

======================================================[SPLIT TABLE]================================================================
                               Interest
Type of                        Payment             Principal        Participation
Loan/Borrower                  Rates(4)            Amortization     Features
-------------                  --------            ------------     --------

Senior Mortgages               Fixed: 8.0-10.82%   Yes (1)          Yes (2)
                               Variable: LIBOR+
                               1.25 to 3.25%

Subordinated Mortgages         Fixed 10.0 to       Yes (1)          Yes (2)
                               15.25%


Opportunistic Mortgages        6.0 to 7.0%         Yes (1)          Yes (2)


Unsecured Notes                11.25% to 15.0%     No               Yes (2)

Construction Loans             10.0 to 12.5%       No               No


Real Estate Under              N/A(3)              N/A(3)           N/A(3)
  Long-Term Master Lease

Loan Participation             Fixed: 5.45 to      Yes(1)           Yes
                               6.40%
                               Variable: LIBOR+
                               .58 to 1.75%

Other Real Estate              12.5 to 12.75%      No               No

  Related Investment

         Total

Explanatory Notes

(1) The loans require fixed payments of principal and interest resulting in partial principal amortization over the term of the loan with the remaining principal due at maturity. In addition, one of the loans permits additional annual prepayments of principal of up to $1.3 million without penalty at the borrower's option.


(2) Under some of these loans, the lender receives additional payments representing additional interest for participation in available cash flow from operations of the property and the proceeds, in excess of a base amount, arising from a sale or refinancing of the property.


(3) The lease is a triple net lease of 17 hotels under which the lessee pays all costs associated with the operation of the hotels, including real estate taxes, insurance, utilities, services and capital expenditures. The initial term of the lease expires on December 31, 2010, and can be extended for up to five, five-year terms at lessee's option. Rent payments under the lease consist of base rent and additional rent based on the amount by which the aggregate operating revenue for any given year exceeds the aggregate operating revenue of the twelve months ended September 30, 1996. (4) All variable rate loans are based on 30-day LIBOR and reprice monthly.

The following summarizes information relating to concentration and significant terms within the portfolio of assets contributed in the Recapitalization Transactions based on ascribed values:

Concentration by size:



                                                       Ascribed
                                                         Value               %
                                               ----------------------  ---------
                                                     (In thousands)
RLH (operating lease)                          $         195,470           17.9%
Borrower A (senior and subordinate)                      127,450           11.6%
Borrower B (senior and subordinate)                      116,137           10.6%
All other loans/investments                              655,613           59.9%
                                               ----------------------  ---------
                                               $       1,094,670          100.0%
                                               ======================  =========

The RLH operating lease is discussed in detail under "Real Estate Under Long-Term Operating Lease" as the sole asset group in that class.

The loans to Borrower A represent five first mortgage notes and a second mortgage residual note which are cross-collateralized by over 1.1 million square feet of office properties located in Seattle, WA and are personally guaranteed by the borrower. The loans mature on December 31, 1999. In addition to the five primary assets, additional collateral includes second or third mortgages on three office buildings also located in Seattle. The subordinated loan was acquired at a substantial discount to its face value. Of the total principal amount, $97 million was allocated to the first mortgage positions, while $54 million was allocated to a residual note. The $97 million first mortgage amortizes on a 25-year schedule and bears interest at the rate of LIBOR plus 125 basis points. The second mortgage bears interest at the rate of 7%. The loans are prepayable at any time without penalty.

The non-recourse loans to Borrower B mature on April 30, 2002, are secured by office properties containing 1.1 million square feet located in San Diego, CA. The loans consist of a $74.3 million variable rate senior mortgage and a $34.8 million subordinate mortgage bearing interest at 12.0%. The loans are prepayable subject to certain yield maintenance provisions on the subordinate mortgage.

Concentration by underlying asset/collateral type:



                                            Ascribed
                                              Value                    %
                                   ------------------------  -------------
                                         (In thousands)
Office                             $         516,099                 47.1%
Hotel/Resorts                                379,842                 34.7%
Residential                                  118,029                 10.8%
Other                                         80,700                  7.4%
                                   ------------------------  -------------
                                   $       1,094,670                100.0%
                                   ========================  =============

For this purpose, the ascribed values for certain loans secured by mixed use property were allocated by management based on estimated relative values of the underlying collateral components.

Concentration by location:



                                                 Ascribed
State                                              Value                    %
------------------------------------    -----------------------------  ---------
                                               (In thousands)
California                              $         237,316                 21.7%
Washington                                        203,273                 18.6%
New York                                          123,352                 11.3%
Texas                                             108,679                  9.9%
Florida                                            91,985                  8.4%
Massachusetts                                      60,485                  5.5%
Maryland                                           60,440                  5.5%
Colorado                                           59,767                  5.5%
All other states, combined                         85,021                  7.8%
Corporate obligations                              64,352                  5.9%
                                        -----------------------------  ---------
                                        $       1,094,670                100.0%
                                        =============================  =========

Summary of recourse provisions:



                                                 Ascribed
                                                   Value                    %
                                        ------------------------------  --------
                                               (In thousands)
Non-recourse - secured by
 real estate                            $         676,940                 61.8%
Recourse (including operating
 lease assets)                                    339,348                 31.0%
Corporate obligations                              64,352                  5.9%
Non-recourse - secured by
 partnership interests                             14,030                  1.3%
                                        ------------------------------  --------
                                        $       1,094,670                100.0%
                                        ==============================  ========

Summary of prepayment terms:


                                                                         Ascribed
                                                                           Value                   %
                                                               ---------------------------  ----------
                                                                      (In thousands)


Long-term operating lease - generally not prepayable            $        195,470                 17.9%
Lock-out for greater than 70% of original term with yield
       maintenance or other prepayment premiums on a
       substantial portion of remaining term                             249,670                 22.8%
Lock-out for greater than 70% of original term, prepayable
       thereafter without premium                                         24,489                  2.2%
Yield maintenance                                                        142,565                 13.0%
Other prepayment premiums                                                129,920                 11.9%
No significant prepayment protection                                     352,556                 32.2%
                                                               ---------------------------  ----------
                                                               $       1,094,670                100.0%
                                                               ===========================  ==========


The loans without substantial prepayment protection primarily represent variable rate senior mortgages or opportunistic loans/loan participations acquired at discounts to face values, which would result in gains upon repayment. The properties underlying the long-term operating lease may be purchased at fair market value by the lessee in limited circumstances, including catastrophic loss or condemnation of the property.

Summary of interest characteristics:






                                                                         Ascribed
                                                                           Value                   %
                                                               ---------------------------  ----------
                                                                      (In thousands)
Fixed rate investments                                         $         750,511                 68.6%
Variable rate investments                                                344,159                 31.4%
                                                               ---------------------------  ----------
                                                               $       1,094,670                100.0%
                                                               ===========================  ==========


For this purpose, fixed rate investments include the real estate assets under long-term operating lease under which the Trust receives a fixed annual base rental revenue and 7.5% of annual operating revenue for the underlying leased hotels in excess of a defined base amount. Variable rate loan investments are generally based on 30-day LIBOR and reset monthly.

Summary of subordination and default characteristics:

The Company holds both the senior and the subordinated mortgages with respect to the non-recourse loans to Borrower A and Borrower B. The Company has all rights as a mortgage holder and under the uniform commercial code with respect to the properties underlying these mortgages in the event of a default. The Company's rights with respect to the property underlying these properties are not subordinated to any other lender of borrowed money.

b.       Adding  the  following  paragraph  after the last  paragraph  under the
         caption   "Description  of  Contributed  Assets  -  Real  Estate  Under
         Long-Term Operating Lease":

The underlying real estate is comprised of hotels as follows:



                                        For the year ended December 31, 1997

                                    Number of          Average          Average
Property Location                     Rooms          Daily Rate        Occupancy
-----------------                   ---------        ----------        ---------

Sacramento, California                 376       $      67.05            77.1%
San Diego, California                  300              96.36            75.4%
Sonoma, California                     245              88.54            68.1%
Durango, Colorado                      159              98.44            59.7%
Boise, Idaho                           182              58.16            74.4%
Missoula, Montana                       76              50.15            67.5%
Astoria, Oregon                        124              68.02            45.2%
Bend, Oregon                            75              59.34            63.8%
Coos Bay, Oregon                       143              61.51            62.7%
Eugene, Oregon                         137              63.45            64.3%
Medford, Oregon                        186              63.80            64.8%
Pendleton, Oregon                      168              65.09            52.7%
Salt Lake City, Utah                   497             101.96            78.5%
Kelso, Washington                      162              65.25            60.5%
Seattle, Washington                    850              93.59            71.3%
Vancouver, Washington                  160              81.86            67.2%
Wenatchee, Washington                  149              48.42            75.0%
                                    ---------
                                     3,989
                                    =========

Item 7.  Financial Statements and Exhibits

         In response to comments received from the Securities and Exchange Commission, the Trust hereby amends the Unaudited Pro Forma Condensed Consolidating Financial Statements included in Item 7. Financial Statements and Exhibits of the Current Report by:

         a. Deleting the information the first two paragraphs in Note 3 - Other Transactions with Affiliates: under the caption "1996 Share Incentive Plan" and inserting in lieu thereof the following:

         The Trust amended and restated its stock option plan to provide a means of incentive compensation for officers, key employees, Trustees, consultants and advisors, Stock options, restricted stock awards and other performance awards may be granted under the Starwood Financial Trust 1996 Share Incentive Plan (the "Plan"). Under the amended Plan, up to a maximum of 9.0% of the outstanding Class A Shares on a fully-diluted basis, as adjusted for subsequent issuances of Class A Shares, are reserved for issuance under the Plan. All grants of shares under the Plan, other than automatic grants to non-employee Trustees, will be at the sole discretion of the Board of Trustees or a specifically designated sub-committee of such Trustees. Approximately 14,963,057 options to purchase Class A Shares at $2.50 per share that are immediately exercisable were granted to the Advisor under the Plan upon consummation of the Recapitalization Transactions and future grants may be made to the Advisor or employees of the Trust in the future.

         An independent financial advisory firm estimated the value of these options at date of grant to be approximately $0.40 per share using a Black-Scholes valuation model. In the absence of comparable historical market information for the Trust, the advisory firm utilized assumptions consistent with activity of a comparable peer group of companies including an estimated option life of five years, a 27.5% volatility rate and an estimated dividend rate of 8.5%. Options issued to employees will be accounted for using the intrinsic method and, accordingly, no earnings charge will be reflected for options issued to direct employees since the exercise price approximates the concurrent exchange transaction price at date of grant. Options issued to the Advisor will be accounted for under the option value method and, accordingly, result in a charge to earnings upon consummation of the Recapitalization Transaction equal to the number of options allocated to the Advisor multiplied by the estimated value at consummation. The charge of approximately $6.0 million will be reflected in the Trust's first quarter 1998 financial results, however, such charge has been excluded from the pro forma financial information presented in this note, as it represents a non-recurring charge. Future charges may be taken to the extent of additional option grants, which are at the discretion of the Board of Trustees.

         b.       Deleting  the   information   under  the  caption  "Note  4  -
                  Adjustments to Pro Forma Consolidating Balance Sheet:" and inserting in lieu thereof the following:

         (A) In accordance with the terms of the Contribution Agreement, at closing, cash adjustments were made to reflect cash activity from the January 1, 1998 valuation through closing. The pro forma adjustment represents the following (in thousands):


         Cash due from Mezzanine for cash activity..................$    (2,998)
         Cash due from SOF IV for cash activity.....................     (7,315)
         Cash due to SOF IV for additional fundings and loans.......     11,418
         Basis adjustment on Mezzanine assets.......................        832
         Basis adjustments on SOF IV assets.........................     86,974
                                                                       ---------
                                                                       $ 88,911
                                                                       =========

         Assets acquired from Starwood Mezzanine have been reflected using step acquisition accounting at Predecessor basis adjusted to fair value to the extent of post-transaction third-party ownership. Assets acquired from SOF IV have been reflected at their fair market value.

         c.       Deleting  the  first  paragraph  under the  caption  "Note 5 -
                  Adjustments   to  Pro   Forma   Consolidating   Statement   of
                  Operations:" and inserting in lieu thereof the following:

          (a) Represents the adjustment to recognize revenue on the contributed real estate related loan investments as necessary to reflect the amortization of the increased basis described in Note 4 (A). Such premium was computed on a loan-by-loan basis and is to be amortized using the effective interest method over the remaining contractual term to maturity adjusted for anticipated prepayments, where appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      STARWOOD FINANCIAL TRUST
                                      Registrant

Date:  January 19, 1999               /s/ Jay Sugarman
                                      ----------------
                                      Jay Sugarman
                                      Chief Executive Officer and President